Exhibit 5.1

July 15, 2019

NeuroOne Medical Technologies Corporation

10901 Red Circle Drive, Suite 150

Minnetonka, MN 55343

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to NeuroOne Medical Technologies Corporation, a Delaware corporation (the “Company”), in connection with preparing and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form S-1 (such registration statement as amended or supplemented from time to time, the “Registration Statement”), in connection with the registration under the Securities Act of an aggregate of 8,032,952 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which includes (i) 2,317,179 shares of our Common Stock (the “Private Placement Shares”) and 2,338,179 shares of our Common Stock (the “Private Placement Warrant Shares”) issuable upon the exercise of warrants (the “Private Placement Warrants”) issued to investors in a private placement between December 28, 2018 and July 1, 2019, (ii) 839,179 shares of our Common Stock (the “Note Conversion Shares”) and 1,678,358 shares of our Common Stock (the “Note Conversion Warrant Shares”) issuable upon the exercise of warrants (the “Note Conversion Warrants”) issued on February 28, 2019 to certain noteholders upon the automatic conversion of outstanding convertible notes, (iii) 382,785 shares of our Common Stock (together with the Private Placement Warrant Shares and the Note Conversion Warrant Shares, the “Warrant Shares”) issuable upon the exercise of warrants (together with the Private Placement Warrants and the Note Conversion Warrants, the “Warrants”) issued to placement agents pursuant to certain placement agent agreements on July 1, 2019, (iv) 250,000 shares of our Common Stock (the “Consulting Agreement Shares”) issued to JLS Ventures, LLC, a service provider, pursuant to a consulting agreement dated February 26, 2018, and (v) 227,272 shares of our Common Stock (together with the Private Placement Shares, the Note Conversion Shares and the Consulting Agreement Shares, the “Issued Shares”) purchased from a former officer of the Company by certain investors on February 28, 2018.

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not independently sought to verify such matters. In addition, in rendering this opinion, we have assumed that the Warrants will be exercised in the manner and on the terms identified or referred to in the Registration Statement, including all supplements and amendments thereto.

Our opinions are limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the federal law of the United States, New York law applicable to contracts and Delaware corporate law.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

NeuroOne Medical Technologies Corporation

July 15, 2019

Based upon our examination of such documents and other matters as we deem relevant, we are of the opinion that (i) the 8,032,952 shares of Common Stock referenced in the Registration Statement have been duly authorized by the Company, (ii) the Issued Shares are validly issued, fully paid and non-assessable, and (iii) upon exercise of the Warrants in accordance with their terms, the Warrant Shares issued will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman LLP
Honigman LLP

PDT/GLS/CBZ/REW

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402